Exhibit 10.11

ART GALLERY LEASE

between

WYNN LAS VEGAS, LLC,

Landlord

and

WYNN GALLERY, LLC,

Tenant

Dated June 30, 2005

i

ART GALLERY LEASE

THIS ART GALLERY LEASE (this “Lease”) is entered into as of June 30, 2005 (the “Commencement Date”) by and between Wynn Las Vegas, LLC, a Nevada limited liability company (“Landlord”), and Wynn Gallery, LLC, a Nevada limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord is the owner of the Wynn Las Vegas resort located at 3131 Las Vegas Blvd. South, in Clark County, Nevada (the “Hotel”);

WHEREAS, pursuant to that certain Fourth Amended and Restated Art Rental and Licensing Agreement, dated June 30, 2005, between Stephen A. Wynn and Tenant (the “Art Rental Agreement”), Tenant leases certain works of art from Mr. Wynn;

WHEREAS, Tenant desires to lease space in the Hotel to display such works of art; and

WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, an area located in the Hotel in which to operate an art gallery (the “Gallery”) subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the terms, covenants, conditions and provisions hereinafter set forth and other good and valuable consideration, it is hereby mutually agreed by and between Landlord and Tenant as follows:

SECTION 1

DEMISED PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord commercial premises within the Hotel, consisting of 1361 square feet (the “Total Square Feet”) for the Gallery, as more particularly depicted on Exhibit “A” attached hereto, plus all furnishings, fixtures, equipment, decorations and property located therein or thereon (collectively, the “Premises”). Landlord reserves to itself the use of the roof, exterior walls and the area above and below the Premises together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements now or in the future leading through the Premises and which serve other parts of the Hotel, except that such rights shall not materially interfere with Tenant’s right to visibility, egress and operations.

SECTION 2

TERM

2.1 The term of this Lease (the “Lease Term”) shall commence on the Commencement Date and shall terminate upon the earlier of (a) the ten (10) year anniversary of the Commencement Date; (b) the date that the Art Rental Agreement terminates in accordance with the terms thereof; (c) sixty days following the date that either Landlord or Tenant delivers notice of termination of this Lease to the other; or (d) the date on which Tenant has paid to Landlord solely pursuant to the terms of this Lease an aggregate amount of Twenty-Four Million Nine Hundred Thousand Dollars ($24,900,000); unless terminated earlier as elsewhere herein provided.

2.2 Should Tenant hold possession of the Premises with the consent of Landlord after the expiration of the Lease Term, such holding over shall create a tenancy from month-to-month only, upon the same terms and conditions as are hereinafter set forth, except that the Base Rent (as defined in Section 3.1 below) shall be one hundred twenty-five percent (125%) of the Base Rent being charged at the time of expiration of the Lease Term.

SECTION 3

RENT

3.1 During the Lease Term, Tenant shall pay as monthly rent for the Premises the sum of Eleven Thousand Three Hundred Forty-One and 67/100ths Dollars ($11,341.67) per month (the “Base Rent”). The Base Rent shall be due and payable in advance on the first (1st) day of each month during the Lease Term. The Base Rent shall be pro-rated for any partial month.

3.2 During the Lease Term and in addition to Base Rent, Tenant shall pay Landlord as “Additional Rent” the amount of fifty percent (50%) of the Net Profits (as defined in this Section 3.2 below) of the Gallery, which shall be payable quarterly on or before the thirtieth (30th) day following the expiration of the applicable calendar quarter, but only to the extent that the quarterly amount of Additional Rent exceeds the total Base Rent paid that quarter. Concurrently with each payment of Additional Rent, Tenant shall provide Landlord with an unaudited quarterly sales report statement setting forth a true, detailed statement of Net Profits and the amount of Additional Rent for such calendar quarter. “Net Profits” shall mean (a) gross receipts from Gallery admission ticket sales and annual pass revenues, including, without limitation, complementary admissions, but excluding any taxes applicable to admission charges, Nevada resident discounts and complementary student tours minus (b) Included Operating Expenses (as defined in this Section 3.2 below). “Included Operating Expenses” shall mean all costs relating to: (i) insurance costs associated with the Gallery, including, without limitation, costs related to insuring the works of fine art; (ii) costs related to the repair, maintenance and conservation of fine art for exhibition in the Gallery, including, without limitation, cleaning and framing; (iii) costs related to moving and storing works of fine art for display in the Gallery; (iv) salaries and employee benefits for Persons (as defined in Section 16.1 below) employed by the Gallery; (v) costs related to communication devices that are used for informing Gallery visitors about the art; (vi) costs related to uniforms for Gallery employees, including, without limitation, costs of laundry and maintenance; (vii) Gallery advertising costs; (xi) credit card commissions and fees charged on Gallery admission receipts; (viii) costs for utilities, HVAC, Personnel (as defined in Section 11.1(d) below), pest control, janitorial and telecommunication services and other direct Gallery costs paid directly by Tenant or invoiced by Landlord to Tenant pursuant to the terms hereof.

3.3 The term “Rent” shall mean Base Rent and Additional Rent and any other amounts payable hereunder. All Rent and other monies required to be paid by Tenant hereunder shall be paid to Landlord, without deduction or offset, prior to notice or demand, in lawful money of the United States of America, at the Hotel or at such other place as Landlord may from time to time designate in writing.

3.4 If Tenant fails to pay, when due and payable, any Rent or any other amounts or charges to be paid by Tenant hereunder within ten (10) days after written notice from Landlord that the amount is past due, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a rate equal to the prime rate of interest last ascertained by the Commissioner of Financial Institutions of the State of Nevada pursuant to Nevada Revised Statutes Section 99.040, plus five (5) percentage points (the “Default Rate”).

SECTION 4

GAMING

4.1 No slot machines or other gambling game or device shall be permitted on the Premises. Tenant acknowledges that Landlord conducts gaming operations in the Hotel and that Landlord shall have the absolute right to terminate this Lease in the event any Governmental Authority (as defined in Section 11.3(b) below) regulating gaming activities orders or requests that Landlord do so.

4.2 Tenant acknowledges that Landlord and its Affiliates (as defined in Section 17 below) have obtained gaming licenses and that such licenses are of vital importance to Landlord’s business. In this regard, Tenant agrees to comply with all reasonable requests made by Landlord for information concerning Tenant’s background, which may include, without limitation, completion by Tenant of Landlord’s standard form of Corporate Background Questionnaire and/or Personal Background Questionnaire, as appropriate. Landlord may immediately terminate this Lease in the event that (a) Tenant fails to comply with information requests as set forth in the foregoing sentence; or (b) Landlord determines, in its sole discretion, that continued association with Tenant would jeopardize any gaming license held or pursued by Landlord or any of its Affiliates.

SECTION 5

POSSESSION AND SURRENDER OF THE PREMISES

5.1 Tenant shall, by entering upon and occupying the Premises, be deemed to have accepted the Premises in their existing condition, and Landlord shall not be liable for any patent defect therein. Landlord warrants only that it has no actual knowledge of any existing defects as of the effective date of this Lease.

5.2 Upon the expiration or sooner termination of the Lease Term, Tenant shall, at its sole cost and expense, within fifteen (15) days after receipt of written notice, remove all personal property and trade fixtures which Tenant has installed or placed on the Premises (“Tenant’s Property”) from the Premises and repair all damage thereto resulting from such removal, and

Tenant shall thereupon surrender the Premises in the same condition as on the Commencement Date, reasonable wear and tear excepted, broom clean. In the event Tenant fails to remove any of Tenant’s Property as provided herein, Landlord may, but is not obligated to, at Tenant’s expense, remove all of such property not so removed and repair all damage to the Premises resulting from such removal, and Landlord shall have no responsibility to Tenant for any loss or damage to Tenant’s Property caused by, or resulting from, such removal or otherwise. In the event any amount due Landlord pursuant to this Lease has not been paid at the expiration or termination of this Lease, Landlord shall have the right to sell or dispose of Tenant’s Property as Landlord so chooses as partial satisfaction of the amount past due.

SECTION 6

USE OF PREMISES; EXCLUSIVITY

6.1 The Premises are leased to Tenant solely for the purpose of the operation of an art gallery and museum and uses incidental thereto. Tenant shall not use or suffer to be used the Premises, or any portion thereof, for any other purpose or purposes whatsoever, without Landlord’s prior written consent, which consent may be withheld in Landlord’s absolute discretion.

6.2 Tenant shall not permit or suffer anything to be done, or kept upon the Premises which will obstruct or interfere with the rights of other tenants, Landlord or the patrons and customers or any of them, or which will annoy any of them by reason of unreasonable noise or otherwise, nor will Tenant commit or permit any nuisance on the Premises or commit or suffer any immoral or illegal act to be committed thereon. Tenant shall not, without Landlord’s prior consent:

(a) Distribute or place anywhere on Landlord’s property any notice, advertisement or other written solicitation, except upon the Premises;

(b) Display on the Premises advertising, brochures, material or posters from any hotel, casino or entertainment facility other than those of Landlord;

(c) Do or permit anything to be done in or about the Premises, which will in any way affect fire or other insurance upon the Hotel, or any of its contents, or which shall in any way conflict with any Applicable Law (as defined in Section 11.3(b) below) affecting the occupancy or use of the Premises, or in any way obstruct or interfere with the rights of any other Persons in the Hotel;

(d) Operate or permit to be operated on the Premises, any coin or token-operated vending machines or similar devices unless for the sole use of Tenant’s employees on the Premises; or

(e) Use the Premises or any portion thereof as living quarters or sleeping quarters.

6.3 Tenant shall, at all times during the Lease Term, comply with all Applicable Laws pertaining to the Hotel, the Premises or Tenant’s use thereof.

6.4 Tenant hereby covenants and agrees that it, its agents, employees, servants, contractors, subtenants and licensees shall abide by any and all reasonable rules and regulations as Landlord may, from time to time, adopt for the safety, care and cleanliness of the Premises and/or the Hotel.

6.5 Tenant intends to conduct its business in the Premises no less than six (6) hours per day. Tenant may reduce its hours of operation with prior written consent from Landlord, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, Tenant shall have the right to close the Premises for up to thirty (30) days each calendar year for refurbishment of the Premises.

6.6 All of Tenant’s signage is subject to Landlord’s prior consent. Tenant understands and agrees that all of its signage must be compatible with the Hotel’s décor. Therefore, and without limiting the generality of the foregoing provisions of this Section, Tenant agrees that Landlord may limit the size of Tenant’s logo on any signage. Additionally, Tenant shall be allowed to attach signage to the exterior of the Premises as permitted by local permitting authorities and as approved by Landlord. Landlord shall cooperate with Tenant in seeking necessary permits or licenses for any such exterior signage. Notwithstanding the foregoing, all of Tenant’s signage which is attached to the Premises as of the Commencement Date is hereby approved by Landlord.

6.7 Tenant acknowledges that the maintenance of Landlord’s and the Hotel’s reputation and the goodwill of all of Landlord’s guests and invitees is absolutely essential to Landlord and that any impairment thereof whatsoever will cause great damage to Landlord. Tenant therefore covenants that it shall operate the Premises in accordance with the highest standards of honesty, integrity, quality and courtesy so as to maintain and enhance the reputation and goodwill of Landlord and the Hotel. Tenant shall continuously monitor the performance of each of Tenant’s employees at the Premises to insure that such standards are consistently maintained. Tenant further agrees, as a material inducement to Landlord, that repeated failure to maintain such standards or repeated complaints from customers or guests which Landlord after consultation with Tenant determines have a factual basis shall be deemed a material breach of this Lease by Tenant and a Tenant Event of Default (as defined in Section 23.1 below).

6.8 Tenant’s employees shall enter and exit the Hotel wherever specified by Landlord, shall utilize only those parking areas designated by Landlord for such use, shall comply with all Landlord’s rules, regulations and requirements with respect to parking, employee dining and deliveries, and shall also comply with Landlord’s regulations applicable to Landlord’s employees or the employees of Landlord’s tenants in general.

6.9 Tenant shall, in its sole discretion, fix the salary rate and provisions of employee benefits of its employees and shall be responsible for all such salaries, employee benefits, social security taxes, federal and state unemployment insurance and any and all similar taxes relating to its employees and for workers’ compensation coverage with respect thereto pursuant to Applicable Law.

6.10 Tenant shall not use the Premises for the generation, storage, manufacture, production, releasing, discharge, or disposal of any Hazardous Substance (as defined in this Section 6.10 below) or allow or suffer any other Person to do so. Tenant shall protect, indemnify and hold harmless Landlord, its partners, members, managers, employees, agents, officers, successors and assigns, the Premises and the Hotel in general from and against any and all claims, losses, damages, costs, expenses, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind (including, without limitation, attorneys’ fees and costs at trial and on appeal) directly or indirectly arising out of or attributable to, in whole or in part, the breach of any of the covenants, representations and warranties of this Section 6.10, or the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, from or about the Premises. Landlord reserves the right to request appropriate governmental officials to inspect the Premises, from time to time, in order to determine Tenant’s compliance herewith. “Hazardous Substance” shall mean any flammable or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Environmental Law (as defined in this Section 6.10 below) and shall include, without limitation, asbestos, asbestos-containing materials, petroleum, polychlorinated biphenyls and those substances included within the definitions of “hazardous substance”, “hazardous waste”, “hazardous material” or “regulated substance” as defined by Chapter 459 of the Nevada Revised Statutes. “Environmental Laws” shall mean all federal, state and local environmental, health or safety laws, orders, ordinances, regulations, rules of common law or policies regulating Hazardous Substances, now or hereafter in effect or as amended or promulgated in the future, and shall include, without limitation, those governing the generation, use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal of Hazardous Substances, as such laws, ordinances, regulations, rules and policies may be in effect from time to time and be applicable to the Premises.

SECTION 7

ALTERATIONS AND IMPROVEMENTS

Tenant shall not make any alterations, improvements or changes (“Improvements”) in or to the Premises without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any Improvements shall be at the sole cost and expense of Tenant. Landlord may require Tenant, at Tenant’s sole cost and expense, to furnish a bond, or other security satisfactory to Landlord, to assure diligent and faithful performance of any work to be performed by Tenant. Any Improvements shall be made promptly, in good and workmanlike manner by duly licensed union contractors and in compliance with all insurance requirements and with all applicable permits, authorizations, building regulations, zoning laws and all other Applicable Laws, pertaining to the Premises or Tenant’s use thereof. Upon termination of this

Lease, Tenant shall not remove any Improvements and shall surrender the Premises in the same condition as they were on the Commencement Date, any Improvements and ordinary wear and tear excepted. Notwithstanding the above, Tenant shall have the right to remove any trade fixtures installed by Tenant upon the Premises.

SECTION 8

PARKING AND COMMON AREAS

Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers and business invitees shall have the non-exclusive right to access and use such common areas of the Hotel as are designated from time to time by Landlord, subject to such rules and regulations as Landlord may from time to time impose; provided, however, that Tenant shall cause its employees to park in those same areas designated as “employee parking” for employees of Landlord. All common areas which Tenant may be permitted to use are to be used under a revocable license, and if any such license is revoked, or if the amount of such area is diminished, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation or diminution of such areas be deemed constructive or actual eviction. Landlord shall not unreasonably revoke any such license in such a manner as to prevent access to the Premises by Tenant, its employees, invitees and patrons.

SECTION 9

TAXES

9.1 Landlord shall pay all real property taxes and general and special assessments levied and assessed against the land, the Hotel and other improvements of which the Premises are a part.

9.2 Tenant shall be liable for and shall pay before delinquency (and, upon five (5) days of written demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payment thereof) all taxes, fees and assessments of whatsoever kind or nature, and penalties and interest thereon, if any, levied against Tenant’s Property or any other personal property of Tenant situate or installed in or upon the Premises, whether or not affixed to the realty. If at any time during the Lease Term any such taxes on personal property are assessed as part of the tax on the real property of which the Premises is a part, then in such event Tenant shall pay to Landlord the amount of such additional taxes as may be levied against the real property by reason thereof.

9.3 Tenant shall pay when due all taxes, assessments or fees for which Tenant is liable and which arise directly or indirectly from Tenant’s operations in the Premises. Within five (5) days of written demand from Landlord, Tenant shall furnish Landlord evidence satisfactory to Landlord of the timely payment of any such tax, assessment or fee.

9.4 Whenever Landlord shall receive any statement or bill for any tax, payable in whole or in part by Tenant as additional Rent, or shall otherwise be required to make any payment on account thereof, except as otherwise provided herein, Tenant shall pay the amount due hereunder within ten (10) days after demand therefor accompanied by delivery to Tenant of a copy of such tax statement, if any.

SECTION 10

MAINTENANCE AND REPAIRS

10.1 Landlord agrees to keep in good order, condition and repair (including any such replacement and restoration as is required for that purpose) the Hotel and the Premises, including, without limitation, (a) the exterior walls, floor and roof of the Premises, the common areas of the Hotel, including, without limitation, cleaning, removal of trash, dirt and debris, sweeping and janitorial services, lighting of the Hotel and service corridors, repair and replacement of sprinkler systems, HVAC systems and directional signs and other markers; (b) any and all appurtenances of the Premises wherever located, including, without limitation, the exterior and interior portion of all doors, door checks, windows, plate glass, store front, all plumbing and sewage facilities within the Premises that exclusively service the Premises, walls, floors, ceilings and all interior lighting; and (c) any Improvements, special equipment, furnishings, fixtures or facilities installed on the Premises; except for, in the case of any of the foregoing, reasonable wear and tear and any damage to any of the foregoing caused by any act or negligence of Tenant or its agents, employees, servants, contractors, subtenants or licensees.

10.2 Landlord shall not be obligated to provide any service or maintenance or to make any repairs pursuant to this Lease when such service, maintenance or repair is made necessary because of the negligence or misuse of Tenant, Tenant’s agents, employees, servants, contractors, subtenants or licensees. Landlord reserves the right to stop any service when Landlord reasonably deems such stoppage necessary, whether by reason of accident or emergency, or for repairs or Improvements or otherwise. Landlord shall not be liable under any circumstances for loss or injury however occurring, through or in connection with or incident to any stoppage of such services, provided, however, that Rent and other charges hereunder shall be abated during the period that Tenant cannot open for business due to such stoppage. Landlord shall have no responsibility or liability for failure to supply any services or maintenance or to make any repairs when prevented from doing so by any cause beyond Landlord’s reasonable control unless caused by the negligence of Landlord, its agents, customers, or contractors. Landlord shall not be obligated to inspect the Premises and shall not be obligated to make any repairs or perform any maintenance hereunder unless first notified of the need thereof in writing by Tenant, or unless actually known to Landlord.

10.3 Tenant shall store all trash and garbage in containers located where designated by Landlord and so as not to be visible or create a nuisance to guests, customers and business invitees of the Hotel, and so as not to create or permit any health or fire hazard.

SECTION 11

LANDLORD’S ADDITIONAL OBLIGATIONS

11.1 For the Lease Term, Landlord agrees to make available and provide or supply to Tenant in connection with the operation of the Gallery at the Premises, the following services (collectively, the “Landlord Services”), on the terms provided herein:

(a) All utility services with respect to the operation of the Gallery, including, without limitation, HVAC systems, together with the costs of utility consumption at the Premises, in each case to the extent not separately metered;

(b) All light and heavy cleaning of the Premises in order to maintain the Premises in a first-class condition;

(c) Extermination of vermin, rats and mice in the Premises;

(d) Personnel (other than the Director of the Gallery and the General Manager of the Gallery) sufficient to operate the Gallery (the “Personnel”), as mutually determined by the Tenant and Landlord; and

(e) All insurance policies required to be maintained pursuant to the terms hereof.

11.2. Standard of Conduct. In providing the Landlord Services to Tenant, Landlord’s officers, agents, representatives and employees shall provide the Landlord Services with the same degree of care, skill and prudence customarily exercised by such officers, agents, representatives and employees for the benefit of Landlord in connection with Landlord’s operations.

11.3. Personnel. In connection with Landlord providing Tenant with the Personnel pursuant to Section 11.1(d) above, Landlord and Tenant agree as follows:

(a) The Personnel shall at all times be employees of Landlord and not employees of Tenant, and Tenant shall not have any input into or control over Landlord’s employment practices with respect to the Personnel;

(b) Landlord shall be responsible for (i) all recruiting, hiring, interviewing, testing, selecting, training, evaluating, replacing, supervising, disciplining and terminating of Personnel and the development and implementation of all policies with respect thereto; (ii) determining and paying (subject to reimbursement by Tenant pursuant to Section 11.4(a) below) all wages, salaries and bonuses of the Personnel and procuring, maintaining and administering all employee benefit plans for the Personnel; (iii) complying with all statutes, laws, rules, regulations, orders, codes, permits and authorizations now or hereinafter in effect (each an “Applicable Law” and collectively, “Applicable Laws”) issued by all federal, state and local governmental, regulatory and administrative authorities, agencies, boards, officials and courts of the United States of America and the State of Nevada and its political subdivisions (collectively, “Governmental

Authorities”) applicable to Landlord, Tenant and the Personnel with respect to Landlord’s employment of the Personnel, including, without limitation, all taxes, withholdings, contributions and filings with respect thereto; and (iv) procuring, maintaining and administering workers’ compensation coverage required by the provisions of any Applicable Laws;

(c) Tenant may, from time to time, designate one or more individuals to supervise and manage the Personnel such as a Director of the Gallery and the General Manager of the Gallery, which individuals shall be the employees of Tenant and not employees of Landlord; and

(d) Tenant shall promptly comply with all reasonable directions and instructions from Landlord regarding the Personnel, including, without limitation, as follows: (i) Tenant shall use the Personnel to operate the Gallery and for no other business or purpose whatsoever unless and until Tenant receives prior written consent from Landlord to do so in each instance, deliverable in Landlord’s sole and absolute discretion; and (ii) Tenant shall comply with all Applicable Laws, and all orders, directives, notices and other requirements of all Governmental Authorities, with respect to Tenant’s use of the Personnel.

11.4. Reimbursement of Costs; Service Fee.

(a) Tenant agrees to reimburse Landlord, within thirty (30) days of its receipt of invoices therefor, for all reasonable out-of-pocket expenses incurred by Landlord in providing the Landlord Services, including, without limitation, (i) reasonable expenses for outside professional services incurred by Landlord for the benefit of Tenant; (ii) the actual costs of the Personnel, including, without limitation, their salaries, wages, benefits, bonuses and taxes; and (iii) insurance premiums.

(b) Landlord shall maintain a “city ledger” account for purposes of recording Gallery admission charges collected by Landlord (the “Admission Charges”) and the expenses incurred by Landlord in connection with the Landlord Services (the “Expenses”). Within thirty (30) days of the end of each calendar quarter, Landlord shall (i) submit to Tenant a reconciliation of all Admission Charges and all Expenses (the “Reconciliation”), which Reconciliation shall set forth the amount of the Service Fee (as defined in Section 11.4(c) below); and (ii) remit to Tenant any balance owing to Tenant (less the Service Fee) as shown on the Reconciliation.

(c) In consideration for the Landlord Services, Tenant shall pay to Landlord a fee of five percent (5%) multiplied by the total dollar amount of the Expenses (the “Service Fee”), which Service Fee shall be payable quarterly on or before the thirtieth (30th) day following the expiration of each calendar quarter. Landlord shall be entitled to offset the Admission Charges payable to Tenant by the amount of the Service Fee during the same period.

SECTION 12

LIENS

12.1 Tenant, at all times, whether by bond or otherwise, shall keep Landlord, the Hotel, the Premises, the leasehold estate created by this Lease, and any trade fixtures, equipment or personal property within the Premises, free and clear from any claim, lien or encumbrance (other than personal property consensual security interests for lines of credit or inventory financing in the ordinary course of Tenant’s business), tax lien or levy, mechanic’s lien, attachment, garnishment or encumbrance arising directly or indirectly from any obligation, action or inaction of Tenant whatsoever, except to the extent permitted under Sections 17 and 18 below and except for “Permitted Liens” as defined in the Bank Credit Agreement and the 2014 Notes Indenture (each as defined in the Deed of Trust, which is defined in Schedule I attached hereto and incorporated herein by this reference).

12.2 Tenant shall give Landlord at least ten (10) business days’ prior written notice before the commencement of any work, construction, alteration or repair on the Premises that could be the subject of a mechanic’s lien to afford Landlord the opportunity to file appropriate notices of non-responsibility.

SECTION 13

INSURANCE

13.1 Landlord and Tenant are covered under the same policies of comprehensive public liability insurance and all-risk, commercial property insurance. Landlord will bill Tenant for, and Tenant shall pay, Tenant’s share of such insurance costs.

13.2 If at any time during the Lease Term Tenant ceases to be covered by common insurance with Landlord, Tenant will, at its sole cost and expense, maintain in full force and effect:

(a) a policy of comprehensive public liability insurance issued by an insurance carrier approved by Landlord, insuring against loss, damage or liability for injury or death to Persons and loss or damage to property occurring from any cause whatsoever in connection with the Premises or Tenant’s use thereof. Landlord shall be named as an additional insured under each such policy of insurance; and

(b) a standard form of all-risk, commercial property insurance with extended coverage insurance covering leasehold improvements, furniture, fixtures and equipment, and personal property located in or on the Premises whether owned by Landlord or Tenant, and the personal property of others in Tenant’s possession in, upon or about the Premises. Such insurance shall be in an amount equal to the current replacement value of the property required to be insured. Tenant and Landlord, as their interests may appear, shall be the named insureds under each such policy of insurance.

13.3 A certificate issued by the insurance carrier for each policy of insurance required to be maintained by Tenant under Section 13.2 above, if any, or a copy of each such policy, shall be delivered to Landlord on or before the Commencement Date and thereafter, as to policy renewals, within thirty (30) days prior to the expiration of the terms of each such policy. Each of said certificates of insurance and each such policy of insurance shall be from an insurer and in a form and substance satisfactory to Landlord, shall expressly evidence insurance coverage as required by this Lease and shall contain an endorsement or provision requiring not less than thirty (30) days written notice to Landlord and all other named insureds prior to the cancellation, diminution in the perils insureds against, or reduction of the amount of coverage of, the particular policy in question. In addition to the foregoing certificates, Tenant shall at all times during the Lease Term maintain (either through common insurance with Landlord or otherwise), at Tenant’s sole cost and expense, worker’s compensation coverage evidencing coverage at Nevada statutory limits.

13.4 Tenant shall not use or occupy, or permit the Premises to be used or occupied, in a manner that will make void any insurance then in force or increase the rates of fire or any other insurance on the Premises. If by reason of the failure of Tenant to comply with the provisions of this Section, the fire or any other insurance rates of the Premises are increased, Tenant shall reimburse Landlord, as additional Rent, on the first day of the calendar month next succeeding notice by Landlord to Tenant of said increase, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of Tenant.

13.5 Tenant hereby waives any and all rights of recovery from Landlord, its members, managers, officers, agents and employees for any loss or damage, including consequential loss or damage, caused by any peril or perils (including negligent acts) that are caused by or result from risks insured against under any form of insurance policy required to be maintained by Tenant hereunder.

13.6 Each policy of insurance provided for in this Section 13 shall contain an express waiver of any and all rights of subrogation thereunder whatsoever against the other party, its officers, directors, managers, members, agents and employees. All such policies shall be written as primary policies and not contributing with or in excess of the coverage, if any, which Landlord may carry. Notwithstanding any other provision contained in this Section 13 or elsewhere in this Lease, the amounts of all insurance required hereunder to be paid by Tenant shall be not less than an amount sufficient to prevent Landlord from becoming a co-insurer. The limits of the public liability insurance required to be maintained by Tenant under this Lease shall in no way limit or diminish Tenant’s liability under Section 15 hereof and such limits shall be subject to increase at any time and from time to time during the Lease Term if Landlord, in the exercise of reasonable discretion, deems such an increase necessary for its adequate protection; provided, however, Landlord may not exercise its right under this sentence more frequently than one time every two years during the Lease Term.

13.7 Landlord shall maintain insurance covering the Premises (and all improvements therein or additions thereto other than those items which Tenant is required to insure, Tenant’s improvements, fixtures and stock in trade) and the Hotel against loss or damage by fire or casualty in amounts not less than the replacement value thereof, from financially responsible insurers and in amounts as determined in Landlord’s reasonable discretion provided such amounts are customary for the industry. Tenant shall be solely responsible for insuring art works displayed or stored in its Gallery or storage areas, at Tenant’s sole expense. In no event shall Landlord be responsible for insuring any such art works.

13.8 Landlord shall maintain public liability insurance on an occurrence basis in amounts that are customary for the industry insuring against all claims, demands, or actions for personal injury or death, or damage to property, made by or on behalf of any Person, while in the Hotel, or arising from the conduct and operation of the common areas or arising from any acts or omissions of Landlord or any of Landlord’s agents, employees or contractors.

13.9 All of the provisions of this Section 13 are subject to, and shall be modified as reasonably necessary to be consistent with, the requirements of the Bank Credit Agreement.

SECTION 14

DESTRUCTION OF PREMISES; CONDEMNATION

14.1 In the case of the total destruction of the Premises, or any portion thereof or of the Hotel substantially interfering with Tenant’s use of the Premises not caused by the fault or negligence of Tenant, its agents, employees, servants, contractors, subtenants, licensees or customers (“Destruction”), this Lease shall terminate except as herein provided. If Landlord notifies Tenant in writing within forty-five (45) days of Destruction of Landlord’s election to repair said damage to the Premises, and if Landlord proceeds to and does repair such damage with reasonable dispatch, the Lease shall not terminate, but shall continue in full force and effect, except that Tenant shall be entitled to a reduction in the Rent in an amount equal to that proportion of the Rent which the number of square feet of floor space in the unusable portion of the Premises bears to the Total Square Feet, and provided further that if such portion of the Premises is damaged or destroyed such that the remainder will not be suitable for the purpose for which Tenant has leased the Premises, Tenant may close for business until such time as Landlord has repaired such damage and Rent and all other charges hereunder shall be suspended until such time as Tenant is able to reopen for business. Said reduction shall be prorated so that the Rent shall only be reduced for those days that any given area is actually unusable. If this Lease is terminated pursuant to this Section 14, and if Tenant is not in default hereunder, Rent shall be prorated as of the date of termination and all further rights and obligations hereunder shall cease and terminate.

14.2 The provisions of this Section 14 with respect to repair by Landlord shall be limited to such repair as is necessary to place the Premises in the condition they were in immediately prior to Destruction and when placed in such condition, the Premises shall be deemed restored and rendered tenantable. Tenant shall replace its own art works, stock in trade and trade fixtures (to the extent not previously installed by Landlord) at its own expense.

14.3 Notwithstanding the foregoing provisions, in the event the Premises or any portion thereof shall be damaged by fire or other casualty due to the fault, negligence or willful misconduct of Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers or business invitees, then this Lease shall not terminate, the damage shall be repaired by Tenant, and there shall be no apportionment or abatement of any Rent.

14.4 All insurance proceeds payable under any fire and extended coverage risk insurance covering the Premises and maintained by Landlord shall be payable to Landlord in the event of Destruction, and Tenant shall have no interest therein, except to the extent of such insurance separately carried by Tenant. Tenant shall in no case be entitled to compensation for damages on account of any annoyance or inconvenience in making repairs under any provision of this Lease. Except to the extent provided for in this Section 14, neither the Rent payable by Tenant nor any of Tenant’s other obligations under any provision of this Lease shall be affected by any Destruction.

14.5 Should the whole of the Premises be condemned or taken by a competent Governmental Authority for any public or quasi-public purpose, then this Lease shall terminate upon such taking and neither party shall have any further rights or obligations hereunder. If such portion of the Premises is condemned or taken such that the remaining portion thereof will not be reasonably adequate for the operation of Tenant’s business after Landlord completes such repairs or alterations as Landlord elects to make, either Landlord or Tenant shall have the option to terminate this Lease by notifying the other party hereto of such election in writing within twenty (20) days after such taking. If by such condemnation and taking a portion of the Premises is taken and the remaining part thereof is suitable for the purposes for which Tenant has leased the Premises, this Lease shall continue in full force and effect, but the Rent and all other charges hereunder shall be reduced in an amount equal to that proportion of such charges which the number of square feet of floor space of the portion taken bears to the Total Square Feet, and Rent and other charges shall be suspended during any period of time that Tenant is closed for business. In the event a partial taking does not terminate this Lease, Landlord, at Landlord’s expense, shall repair the damage to the Premises with reasonable dispatch and restore it as nearly as reasonably possible to its condition as immediately before the taking. If any part of the Hotel other than the Premises shall be taken or appropriated so as to materially and adversely affect the ability of Tenant’s customers to reach the Premises, either party shall have the right, at its option to terminate this Lease by notifying the other party within twenty (20) days of such taking. For the purposes hereof, a deed in lieu of condemnation shall be deemed a taking.

SECTION 15

INDEMNIFICATION

15.1 Landlord hereby covenants and agrees to indemnify, defend, save and hold Tenant, its Affiliates and their respective members, managers, directors, officers, agents, representatives and employees (collectively, the “Tenant Parties”), the Premises and the leasehold estate created by this Lease free, clear and harmless from any and all losses, liabilities, demands, claims, liens, actions or causes of action, judgments, assessments, fines, penalties, costs, damages and/or expenses (including, without limitation, the reasonable fees and expenses of attorneys and other professionals) and demands of any kind whatsoever (collectively, “Losses”) arising out of, or by reason of any act, omission, or negligence of Landlord, its agents, employees, servants, contractors, subtenants or licensees while in, upon, about, or in any way connected with, the Premises or the Hotel, or in connection with the performance of the Landlord Services hereunder, except in circumstances where the Tenant Party to be indemnified itself acted with gross negligence or engaged in willful misconduct.

15.2 Tenant hereby covenants and agrees to indemnify, defend, save and hold Landlord, its Affiliates and their respective members, managers, directors, officers, agents, representatives and employees (collectively, the “Landlord Parties”), the Premises and the leasehold estate created by this Lease free, clear and harmless from any and all Losses arising out of, or by reason of any act, omission, or negligence of Tenant, its agents, employees, servants, contractors, subtenants or licensees while in, upon, about, or in any way connected with, the Premises or the Hotel, or arising from any accident, injury or damage, howsoever and by whomsoever caused, to any Person or property whatsoever, occurring in, upon, about or in any way connected with the Premises or any portion thereof, except in circumstances where the Landlord Party to be indemnified itself acted with gross negligence or engaged in willful misconduct.

15.3 Notwithstanding anything herein to the contrary, in the absence of intentional or grossly negligent acts of Landlord, Landlord shall not be liable to Tenant, or to any other Person whatsoever, for any damage occasioned by falling plaster, electricity, plumbing, gas, water, steam, sprinkler or other pipe and sewage system or by the bursting, running or leaking of any tank, washstand, closet or waste of other pipes, nor for any damages occasioned by water being upon or coming upon the Premises or for any damage arising from any acts or neglect of co-tenants or other occupants of the Hotel or of adjacent property or of the public, nor shall Landlord be liable in damage or otherwise for any failure to furnish, or interruption of, service of any utility beyond the control of Landlord.

15.4 Notwithstanding anything herein to the contrary, in no event shall any Landlord Party or any Tenant Party be liable for any Losses which constitute indirect, special or consequential damages.

SECTION 16

LANDLORD FINANCING; SUBORDINATION

16.1 Landlord may obtain loans from time to time from third parties to finance acquisition and development of Landlord’s and its Affiliates’ real property, including, without limitation, the Premises. For purposes of this Lease, “Affiliate” shall mean with respect to a specified Person, any other Person who or which is directly or indirectly controlling, controlled by or under common control with the specified Person. For purposes of this definition, (a) “control”, “controlling” and “controlled” shall mean the right to exercise, directly or indirectly, more than twenty percent (20%) of the voting power of the stockholders, members or owners and, with respect to any individual, partnership, trust or other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity; and (b) “Person” shall mean a natural person, any form of business or social organization and any other non-governmental legal entity including, but not limited to, a corporation, partnership, association, trust, unincorporated organization, estate or limited liability company. By its execution of this Lease, Tenant (i) acknowledges and consents to Landlord’s collateral assignment of its rights hereunder to its and its Affiliates’ lenders, including the beneficiaries under the Deed of Trust (collectively, “Lenders”); (ii) acknowledges and affirms Tenant’s agreement to attorn performance obligations to the benefit of Lenders in the same manner as it would with respect to Landlord if any such Lender exercises its rights under any collateral assignment from Landlord; and (iii) agrees to execute such separate consents and acknowledgements to and of Landlord’s collateral assignment of this Lease to such Lenders; provided, however, any Lender or its successor which acquires the Premises (through foreclosure or deed in lieu of foreclosure) shall not disturb Tenant’s lease of the Premises pursuant to the terms hereof and shall respect Tenant’s rights under this Lease

16.2 Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof now or hereafter placed, charged or enforced against the Premises, or any portion thereof, and to execute and deliver at any time, and from time to time, upon demand by Landlord, such documents as may be reasonably required to effectuate such subordination within ten (10) days after receiving such documents, provided that in connection with such subordination agreement Landlord’s lender agrees to provide a non-disturbance agreement for the benefit of Tenant in form and substance reasonably acceptable to Tenant and its lenders.

SECTION 17

ASSIGNMENT AND SUBLETTING

17.1 Except as otherwise set forth herein, Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease nor the leasehold estate hereby created or any interest herein, or sublet the Premises or any portion thereof, or license the use of all or any portion of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Tenant shall have the right, upon giving written notice to Landlord, to assign this Lease and the leasehold estate hereby created to an Affiliate of Tenant so long as Tenant remains as guarantor and liable for all payments due pursuant to this Lease. The restriction or limitation on use of the Premises shall continue to apply to any subtenant or assignee hereunder. Any consent by Landlord to any act requiring consent pursuant to this Section 17.1 shall not constitute a waiver of the necessity for such consent to any subsequent act. Tenant shall pay all reasonable costs, expenses and reasonable attorneys’ fees that may be incurred or paid by Landlord in processing, documenting or administering any request of Tenant for Landlord’s consent required pursuant to this Section 17.1.

17.2 Landlord may reasonably require that each proposed assignee or sublessee agree, in a written agreement satisfactory to Landlord, to assume and abide by all the terms and provisions of this Lease, including those which govern the permitted uses of the Premises.

17.3 In the absence of an express agreement in writing to the contrary executed by Landlord, no assignment, mortgage, pledge, hypothecation, encumbrance, subletting or license hereof or hereunder shall act as a release of Tenant from any of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed.

SECTION 18

LEASEHOLD FINANCING

18.1 Leasehold Mortgage Permitted. Nothing in this Lease shall be construed as restricting in any manner the right of Tenant, from time to time, or at any time, to create one or more liens on, or encumber, by mortgage, deed of trust or trust deed in the nature of a mortgage (each, a “Leasehold Mortgage”) the leasehold interest of Tenant in the Premises, and subject to the restrictions and limitations contained in any such instrument as to further conveyances, transfers and assignments, Tenant will have the right at any time, and from time to time, to convey, transfer and assign its interest under this Lease to a mortgagee, trustee or beneficiary, of its designee (each “Leasehold Mortgagee”), under a Leasehold Mortgage given to secure any note or other obligation of Tenant or an Affiliate of Tenant.

18.2 Certain Benefits to Leasehold Mortgage. If Tenant shall execute any Leasehold Mortgage, then, in such event and so long as such Leasehold Mortgage shall constitute a lien or encumbrance against the leasehold estate of Tenant hereunder, the following provisions shall apply:

18.2.1 Amendment of Lease. No agreement by Landlord and Tenant for the assignment, cancellation, surrender, acceptance of surrender or termination, modification or amendment of this Lease shall be effective as to any Leasehold Mortgagee without the written consent of such Leasehold Mortgagee. If the Leasehold Mortgagee whose lien has first priority consents to an amendment, any Leasehold Mortgagee of a junior lien on the Premises will not unreasonably withhold its consent to such amendment.

18.2.2 Exercise of Section 365(h)(i) Rights. Landlord agrees, for the benefit of such Leasehold Mortgagee, that the right of election arising under Section 365(h)(i) of the Bankruptcy Code (as defined in this Section 18.2.2 below) shall be exercised by the most senior Leasehold Mortgagee at such time and not by Tenant. Any attempted exercise by Tenant of such right of election in violation hereof shall be void. “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute thereto.

18.2.3 Loss Payee. The name of each such Leasehold Mortgagee shall be added to the “Loss Payable Endorsement” of any and all insurance policies required to be carried by Tenant under this Lease.

18.2.4 Proceeds of Casualty and Condemnation. Notwithstanding anything in this Lease to the contrary, in the event of any casualty to or condemnation of the Premises or any portion thereof, the Leasehold Mortgagees shall be entitled to receive all insurance proceeds and/or condemnation awards as their interests appear (up to the amount of the indebtedness secured by the Leasehold Mortgage) otherwise payable to Tenant or Landlord or both and apply them in accordance with the Leasehold Mortgage and shall have the right, but not the obligation, to restore the Premises.

18.2.5 Merger. If Tenant shall acquire fee title, or any other estate, title or interest in the Premises which is the subject of this Lease, or any part thereof, or if the leasehold estate created by this Lease, or any portion thereof, shall be assigned, sold or otherwise transferred to the owner of such fee title or other estate, title or interest in the Premises which is the subject of this Lease, then in either such event, upon the election of the Leasehold Mortgagee first in priority expressly made in writing at any time thereafter, each Leasehold Mortgage shall attach to and be a lien upon such fee title and/or other estate so acquired (but only as the same pertains to the Premises), and such fee title and/or other estate so acquired shall be considered as mortgaged, assigned and conveyed to each Leasehold Mortgagee and the lien of each such Leasehold Mortgage shall be spread to cover such estate with the same force and effect as though specifically mortgaged, assigned or conveyed in such Leasehold Mortgage (and upon request of any Leasehold Mortgagee, either or both Landlord and Tenant shall execute further mortgages, assignments of leases and rents, amendments to documents and instruments as such Leasehold Mortgagee may reasonably require for such purpose); provided, however, that notwithstanding the foregoing, if and so long as any of the indebtedness secured by any such Leasehold Mortgage shall remain unpaid, unless the Leasehold Mortgagee thereunder shall otherwise in writing expressly consent, the fee title to the Premises which is the subject of this Lease and the leasehold estate created by this Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates either in Landlord or in Tenant, or in a third party, by purchase or otherwise. Nothing in this Section 18.2.5 shall be deemed to subordinate or require Landlord to subordinate the fee interest of Landlord in the Premises to the lien of a Leasehold Mortgage.

18.2.6 Right of Entry. Each Leasehold Mortgagee shall have the right to enter upon the Premises at any time for any purpose, including curing any defaults by Tenant under this Lease, and Landlord hereby agrees to accept performance and compliance by any such Leasehold Mortgagee of any covenants, agreements, provisions, conditions and limitations on Tenant’s part to be kept, observed or performed hereunder, with the same force and effect as though kept, observed and performed by Tenant. Any default by Tenant that is not susceptible to being cured by a Leasehold Mortgagee shall be deemed waived by Landlord.

18.2.7 Notice to Tenant. Landlord shall serve Tenant with notice if Landlord files, or has filed against it, a petition under Chapters 7 or 11 of the Bankruptcy Code. Such notice shall be served within twenty-four (24) hours of such filing. Landlord shall, upon serving Tenant with any notice of (a) a bankruptcy filing as herein described, (b) default pursuant to the provisions of this Lease, or (c) a matter on which Landlord may predicate or claim a default, at the same time serve a copy of such notice upon every Leasehold Mortgagee that has provided Landlord with notice of its identity and address, and no such notice by Landlord to Tenant hereunder shall have been deemed duly given unless and until a copy thereof has been so served on every such Leasehold Mortgagee.

18.2.8 Termination. Anything contained in this Lease to the contrary notwithstanding, if any default shall occur which entitles Landlord to terminate this Lease, or to exercise any other rights, powers or remedies available to it under this Lease, Landlord shall have no right to terminate this Lease or to exercise any of such rights, powers or remedies unless following the expiration of the period of time given Tenant to cure such default (or the act or omission which gave rise to such default), Landlord shall notify every Leasehold Mortgagee of Landlord’s intent to so terminate or exercise any such rights, powers or remedies (“Default Notice”) at least (a) sixty (60) days in advance of the proposed effective date of such termination, or exercise of any rights, powers or remedies if such default is capable of being cured by the payment of money, and (b) ninety (90) days in advance of the proposed effective date of such termination, or exercise of any such rights, powers or remedies if such default is not capable of being cured by the payment of money (“Default Notice Period”). The provisions of Subsection 18.2.9 below shall apply if during such sixty (60) or ninety (90) day Default Notice Period, any Leasehold Mortgagee shall notify Landlord of such Leasehold Mortgagee’s desire to nullify such notice (the “Nullification Notice”).

18.2.9 Procedure on Default.

(a) If Landlord shall elect to terminate this Lease or obtain possession of the Premises by reason of any default of Tenant, and a Leasehold Mortgagee shall have delivered the Nullification Notice set forth in Subsection 18.2.8, the specified date for the termination of this Lease as fixed by Landlord in its Default Notice or for the obtaining of possession shall be extended for a period of six (6) months, provided that such Leasehold Mortgagee shall, during such six (6) month period:

(i) pay or cause to be paid the monetary obligations of Tenant under this Lease as the same become due, and continue its good faith efforts to perform all of Tenant’s other obligations under this Lease, excepting (i) obligations of Tenant to satisfy or otherwise discharge any lien, charge or encumbrance against Tenant’s interest in this Lease or the Premises junior in priority to the lien of the mortgage held by such Leasehold Mortgagee and (ii) past non-monetary obligations then in default and not reasonably susceptible of being cured by such Leasehold Mortgagee (including by reason of a bankruptcy stay or if possession of the Premises is required in order to cure such default); provided that Leasehold Mortgagee may offset amounts it expends to cure any defaults by Landlord under this Lease; and

(ii) if not enjoined or stayed, take steps to acquire or sell Tenant’s interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with due diligence.

(b) If at the end of such six (6) month period such Leasehold Mortgagee is complying with Subsection 18.2.9(a) then this Lease shall not then terminate, and the time for completion by such Leasehold Mortgagee of its proceedings shall continue so long as such Leasehold Mortgagee is enjoined or stayed and thereafter for so long as such Leasehold Mortgagee proceeds to complete steps to acquire or sell Lessee’s interest in this Lease by foreclosure of the Leasehold Mortgage or by other appropriate means with reasonable diligence.

Nothing in this Subsection 18.2.9, however, shall be construed to extend this Lease beyond the original term thereof or to require a Leasehold Mortgagee to continue such foreclosure proceedings after the default has been cured. If the default shall be cured and the Leasehold Mortgagee shall discontinue such foreclosure proceedings, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease.

(c) If a Leasehold Mortgagee is complying with Subsection 18.2.9(a) of this Section, then upon the acquisition of Tenant’s estate herein by such Leasehold Mortgagee or its designee or any other purchaser at a foreclosure sale or otherwise (and the discharge of any lien, charge or encumbrance against the Tenant’s interest in this Lease or the Premises which is junior in priority to the lien of the Leasehold Mortgage held by such Leasehold Mortgagee and which the Tenant is obligated to satisfy and discharge by reason of the terms of this Lease) this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease.

18.2.10 Receiver. A Leasehold Mortgagee shall have the right after institution of foreclosure proceedings to apply to the court for the appointment of a receiver of the Premises. In the event foreclosure proceedings have been instituted, any money held by Landlord which becomes payable to Tenant shall be payable upon demand to such Leasehold Mortgagee as the interest of such Leasehold Mortgagee may appear when the same so becomes payable to Tenant. If Landlord shall at any time be in doubt as to whether such monies are payable to such Leasehold Mortgagee or to Tenant, Landlord may pay such monies into court and file an appropriate action of interpleader in which event all of Landlord’s costs and expenses (including attorneys’ fees) shall first be paid out of the proceeds so deposited.

18.2.11 No Assumption. For purposes of this Subsection 18.2.11, the making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created, nor shall any Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or of the leasehold estate hereby created, so as to require such Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed hereunder, but the purchaser at any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignee or transferee of this Lease and of the leasehold estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be an assignee or transferee within the meaning of this Subsection 18.2.11 and shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of Tenant to be performed hereunder arising and accruing from and after the date of such purchase and assignment, but only for so long as such purchaser or assignee is the owner of the leasehold estate.

18.2.12 Successive Sales. Any Leasehold Mortgagee or other acquiror of the leasehold estate of Tenant pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings may, upon acquiring Tenant’s leasehold estate, without further consent of Landlord, sell and assign the leasehold estate so acquired on such terms and to such Persons or organizations as are acceptable to such Leasehold Mortgagee or acquiror and thereafter be relieved of all obligations under this Lease; provided that such assignee has delivered to Landlord its written agreement to be bound by all of the provisions of this Lease from and after the date of such assignment.

18.2.13 Leasehold Mortgagee Need Not Cure Specified Defaults. Nothing herein contained shall require any Leasehold Mortgagee or its designee as a condition to the exercise of its rights hereunder to cure any default of Tenant not reasonably susceptible of being cured by such Leasehold Mortgagee or its designee.

18.2.14 Lease Proceedings. Landlord shall give each Leasehold Mortgagee that has provided Landlord with notice of its interest and address, prompt notice of any arbitration or legal proceedings between Landlord and Tenant involving this Lease. Each Leasehold Mortgagee shall have the right to intervene in any such proceedings and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that any Leasehold Mortgagee shall not elect to intervene or become a party to any such proceedings, Landlord shall give such Leasehold Mortgagee notice of, and a copy of any award or decision made in any such proceedings, which shall be binding on all Leasehold Mortgagees not intervening after receipt of notice of arbitration. Tenant agrees that each Leasehold Mortgagee shall also have the right to intervene in, and be made a party to, any such proceedings.

18.2.15 Future Leasehold Mortgage: Amendment of Lease.

(a) Notwithstanding anything in this Lease to the contrary, each Leasehold Mortgagee shall have the right (if it has such right under its loan documents) to restrict, limit or prohibit the execution of any other Leasehold Mortgage junior in priority to the lien of such senior Leasehold Mortgage, or, in the event of the execution of any such junior Leasehold Mortgage, to accelerate or increase the interest rate under the indebtedness secured by such senior Leasehold Mortgage; and

(b) In the event of a Leasehold Mortgage (each, a “Successor Leasehold Mortgage”) the proceeds of which are used to pay off in its entirety the indebtedness secured by any existing Leasehold Mortgage (each such existing Leasehold Mortgage, an “Initial Leasehold Mortgage”), then the Successor Leasehold Mortgage shall be deemed to have succeeded to the position and all of the rights and priorities of the mortgagee under the Initial Leasehold Mortgage with respect to the mortgagor under the Initial Leasehold Mortgage and with respect to third parties.

18.2.16 Certificate. Landlord shall, without charge, at any time and from time to time within ten (10) business days after written request of Tenant to do so, certify by written instrument duly executed and acknowledged to any Leasehold Mortgagee or purchaser, or proposed Leasehold Mortgagee or proposed purchaser, or any other Person specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor; (c) as to the existence of any default hereunder or any event which with the passage of time or notice would constitute a default hereunder; (d) as to the existence of any offsets, claims, counterclaims or defenses hereto on the part of Landlord or, to

Landlord’s knowledge, on the part of Tenant; (e) as to the commencement and expiration dates of this Lease; and (f) as to any other matters as may be reasonably so requested. Any such certificate may be relied upon by Tenant and any other Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on Landlord.

18.2.17 Nominee. Any acquisition by a Leasehold Mortgagee of the leasehold estate under this Lease, or any rights or privileges thereunder may be taken in the name of such Leasehold Mortgagee or in the name of any nominee or designee selected by it.

18.2.18 New Lease. In the event of the termination of this Lease as a result of Tenant’s default prior to the expiration of the term, or in the event of a rejection by Landlord or Tenant of this Lease under Chapter 11 of the Bankruptcy Code, Landlord shall, in addition to providing the notices of default and termination as required by this Lease, provide each Leasehold Mortgagee with written notice that the Lease has been terminated or that Landlord has filed a request with the United States Bankruptcy Court seeking to reject the Lease, together with a statement of all sums which would at that time be due under this Lease but for such termination or rejection, and of all other defaults, if any, then known to Landlord. Upon any request of the Leasehold Mortgagee, or its designee, Landlord agrees to enter into a new lease (“New Lease”) of the Premises with such Leasehold Mortgagee or its designee for the remainder of the term of this Lease, effective as of the date of termination or rejection, as the case may be, at the Rent, and upon the terms, covenants and conditions (including all transfer rights, but excluding requirements which are not applicable or which have already been fulfilled) of this Lease; provided, however, that (a) the Leasehold Mortgagee whose lien upon the Premises is superior to the lien of any other Leasehold Mortgage (the “Senior Leasehold Mortgagee”) shall have the right to give notice of its intent to enter into a New Lease to the Landlord for a period of sixty (60) days from its receipt of the notice referred to in the first sentence of this Section 18.2.18 and (b) if the Senior Leasehold Mortgagee does not exercise its right to enter into the New Lease during this 60-day period, then the Leasehold Mortgagee whose lien upon the Premises is superior to the lien of any other Leasehold Mortgage (other than the Senior Leasehold Mortgagee) shall have the right to give notice of its intent to enter into a New Lease to the Landlord during the remainder of the period(s) specified below; and provided further, however,

(i) Such Leasehold Mortgagee shall make written request upon Landlord for such New Lease at the later of (A) within one hundred (100) days after the date such Leasehold Mortgagee receives Landlord’s notice of termination or rejection of this Lease given pursuant to this Subsection 18.2.18; or (B) within forty-five (45) days after the actual termination of the Lease as same may have been extended by Subsection 18.2.18 hereof.

(ii) Such Leasehold Mortgagee or its designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, all reasonable expenses, including reasonable attorneys’ fees, court costs and costs and disbursements which Landlord shall have incurred by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from or on behalf of Tenant. Upon the execution of such

New Lease, Landlord shall allow to Tenant named therein as an offset against the sums otherwise due under this Subsection 18.2.18 or under the New Lease, an amount equal to the net income derived by Landlord from the Premises during the period from the effective date of termination of this Lease to the date of the beginning of the lease term under the New Lease. In the event of a controversy as to the amount to be paid to Landlord pursuant to this Section 18.2, the payment obligation shall be satisfied if Landlord shall be paid the amount not in controversy, and such Leasehold Mortgagee or its designee shall agree to pay any additional sum ultimately determined to be due.

(iii) Such Leasehold Mortgagee or its designee shall agree to remedy any of Tenant’s defaults of which said Leasehold Mortgagee was notified by Landlord’s notice of termination or rejection and which are reasonably susceptible of being so cured by such Leasehold Mortgagee or its designee.

(iv) The tenant under any New Lease shall have the same right, title and interest in and to the Premises and buildings and improvements thereon as Tenant under this Lease. Any holder of any such lien, charge or encumbrance or sublease shall execute such instruments of non-disturbance and/or attornment as the tenant under the New Lease may at any time require.

(v) The tenant under any New Lease shall be liable to perform the obligations imposed on such tenant by such New Lease only for and during the period such Person has ownership of the Premises.

(vi) If more than one (A) Leasehold Mortgagee shall request a New Lease pursuant to this Section 18.2.18, Landlord shall enter into such New Lease with the Leasehold Mortgagee whose mortgage is in the first lien position, or with the designee of such Leasehold Mortgagee.

(vii) Concurrently with the execution and delivery of any New Lease, Landlord shall assign to the tenant named therein all of the right, title and interest in and to moneys (including insurance proceeds and condemnation awards), if any, then held by and payable by Landlord which Tenant would have been entitled to receive but for the termination of the Lease. Upon the execution of any New Lease, the tenant named therein shall be entitled to any rent received under any sublease in effect during the period from the date of termination of the Lease to the date of execution of such New Lease.

SECTION 19

RECORDS AND BOOKS OF ACCOUNT

19.1 Tenant and any other Person selling merchandise or services in, upon or from the Premises or any part thereof shall keep and maintain complete, accurate and customary records and books of account of all sales and all business transactions made in, upon or from the Premises and the same shall be retained intact for a period of not less than seven (7) years after the end of the fiscal year to which said records and books of account pertain. Landlord shall be entitled at all reasonable times during business hours, through Landlord’s duly authorized agents, attorneys, or accountants, to inspect and make copies of any and all such records and books of account.

SECTION 20

RIGHT OF ACCESS

Landlord and its authorized agents and representatives shall be entitled to enter the Premises immediately in the case of an emergency or with reasonable notice for the purpose of observing, posting or keeping posted thereon notices provided for hereunder, and such other notices as Landlord may deem necessary or appropriate; for the purpose of inspecting the Premises; for the purpose of exhibiting the Premises to prospective purchasers or lessees; and for the purpose of making repairs to the Premises or the Hotel and performing any work upon the Premises which Landlord may elect or be required to make.

SECTION 21

ESTOPPEL CERTIFICATE

Tenant agrees that within ten (10) business days of any demand therefor by Landlord, Tenant will execute and deliver to Landlord a certificate stating that this Lease is in full force and effect without amendment, or if amended attaching a copy thereof to the certificate, the date to which all rentals have been paid, any defaults or offsets claimed by Tenant and such other information concerning the Lease, the Premises or Tenant as Landlord may request. Landlord will provide a similar document to Tenant upon request by Tenant within ten (10) business days after request.

SECTION 22

EXPENDITURES BY LANDLORD

Whenever under any provision of this Lease, Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required after notice and an opportunity to cure (which shall be deemed to be twenty (20) days unless provided for specifically herein), Landlord shall be entitled, but shall not be obligated, to make any such payment or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant. In such event, the amount thereof with interest thereon at the Default Rate, shall constitute and be collectable as additional Rent on demand.

SECTION 23

DEFAULT

23.1 Tenant shall be in default of this Lease if (each a “Tenant Event of Default”):

(a) Tenant shall fail to make timely and full payment of any sum of money required to be paid hereunder and such failure continues for ten (10) days after written notice thereof from Landlord;

(b) Tenant shall fail to perform any other term, covenant or condition of Tenant contained in this Lease, and such failure continues for twenty (20) days after written notice thereof from Landlord; provided, however, that if correction is impossible to correct within twenty (20) days, Tenant shall not be deemed in default if Tenant commences correction within said twenty (20) day period, and diligently pursues such correction to completion;

(c) Tenant should vacate or abandon the Premises or cease operations during the Lease Term;

(d) There is filed any petition in bankruptcy by or against Tenant, which petition is not dismissed within ninety (90) days of its filing, or there is appointed a receiver or trustee to take possession of Tenant or of all or substantially all of the assets of Tenant, or there is a general assignment by Tenant for the benefit of creditors, or any action is taken by or against Tenant under any state or federal insolvency or bankruptcy act, or any similar law now or hereafter in effect, including, without limitation, the filing of execution or attachment against Tenant and such levy continues in effect for a period of sixty (60) calendar days; or

(e) Notwithstanding anything to the contrary contained above, if Tenant shall breach any covenant hereof, or do or permit, or omit to do, any act or thing, which results in a nuisance or an offensive or illegal condition, or which causes or threatens serious damage or injury to life, limb or property, or in the event of a breach of Sections 13.1, 13.2 or 17.1.

23.2 Upon the occurrence of a Tenant Event of Default, in addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have the following rights:

(a) The right to declare the Lease Term ended and to re-enter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Premises;

(b) The right, without declaring the Lease Term ended, to re-enter the Premises and to occupy and/or relet the same, or any portion thereof, for and on account of Tenant, applying any monies received first to the payments of such reasonable expenses as Landlord may have incurred in recovering possession of the Premises, including, without limitation, costs and attorneys’ fees, and then to the fulfillment of the covenants of Tenant. Landlord may enter into any lease concerning the Premises either in Landlord’s name or in the name of Tenant without expanding Tenant’s obligations hereunder, or assume Tenant’s interest in and to any existing subleases of the Premises, as Landlord may see fit, and Tenant shall have no right whatsoever to collect any rent from such tenants or subtenants. In any case, Tenant, until the end of what would have been the Lease Term, shall remain liable to Landlord for the Rent hereunder, less the net proceeds for said month, if any, of any reletting, after deducting all of Landlord’s expenses in connection with such reletting, together with interest thereon at the rate of twelve percent (12%) per annum, compounded monthly, until paid. Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by Tenant to Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the Lease Term or a final determination of Tenant’s account and the commencement or maintenance of one or more actions by Landlord in this connection shall not bar Landlord from bringing any subsequent actions for further accruals pursuant hereto; or

(c) The right, even though it may have relet all or any portion thereof of the Premises, to thereafter at any time terminate this Lease, and to terminate all of the rights of Tenant in and to the Premises. On termination, Landlord has the right to recover from Tenant any Rent required to be paid hereunder and damages that may be due or sustained prior to such termination, and for all reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including, without limitation, attorneys’, brokers’ and other professional fees, plus the following:

(i) The worth at the time of the award of the unpaid Rent that had been earned at the time of termination of this Lease;

(ii) The worth at the time of the award of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the loss of Rent that Tenant affirmatively proves could have been reasonably avoided;

(iii) The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term of this Lease after the time of the award exceeds the amount of loss of Rent that Tenant affirmatively proves could be reasonably avoided;

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under Applicable Law.

As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate at the time of the award, plus one percent (1%).

(d) Pursuant to its rights of re-entry, Landlord may, but shall not be obligated to (a) remove all Persons from the Premises, (b) remove all Tenant’s Property therefrom, and (c) enforce any rights Landlord may have against said property or store the same in any warehouse or elsewhere at the cost and for the account of Tenant. Tenant agrees to hold Landlord free and harmless of any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever, except for damage caused by the willful misconduct or gross negligence of Landlord, its agents or subcontractors.

(e) Anything contained herein to the contrary notwithstanding, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent or other sum of money accruing hereunder, by any such re-entry, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall specifically notify Tenant in writing that it has so elected to terminate this Lease.

23.3 In any action brought by Landlord to enforce any of its rights under or arising from this Lease, Landlord shall be entitled to receive its reasonable costs and legal expenses, including, without limitation, reasonable attorneys’ fees, whether such action is prosecuted to judgment or not.

23.4 The waiver by Landlord of any breach of this Lease by Tenant shall not be a waiver of any preceding or subsequent breach of this Lease by Tenant. The subsequent acceptance of Rent or any other payment hereunder by Landlord shall not be construed to be a waiver of any preceding breach of this Lease by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein provided shall be deemed to be other than on account of the earliest Rent due and payable hereunder.

23.5 It is agreed that in the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease, Tenant, prior to exercising any right or remedy Tenant may have against Landlord, shall give written notice to Landlord of such default, specifying in said notice the default with which Landlord is charged and Landlord shall not be deemed in default if the same is cured within twenty (20) days of receipt of said notice. Notwithstanding any other provision hereof, Tenant agrees that if the default is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured within that twenty (20) day period, then such default shall be deemed to be rectified or cured if Landlord within that twenty (20) day period shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed.

SECTION 24

MISCELLANEOUS

24.1 Tenant, upon paying the rentals and other payments herein required and upon performance of all of the terms, covenants and conditions of this Lease on its part to be kept, may quietly have, hold and enjoy the Premises during the Lease Term without any disturbance from

Landlord or from any other Person claiming through Landlord, except as expressly provided otherwise in this Lease.

24.2 In the event of any sale or exchange of the Premises by Landlord, Landlord shall be, and is, hereby relieved of all liability under and all of its covenants and obligations contained in or derived from this Lease. Tenant agrees to attorn to such purchaser or transferee, provided that such purchaser or transferee agrees to be bound as Landlord under all of the terms and conditions of this Lease. Any sale of the Hotel or the Premises by Landlord shall be subject to this Lease.

24.3 Neither party shall be in breach of this Lease if it fails to perform as required hereunder due to labor disputes, civil commotion, war, warlike operation, terrorism, sabotage, governmental regulations or control, fire or other casualty, inability to obtain any materials, or other causes beyond such party’s reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any Rent or charge required of Tenant hereunder.

24.4 Any and all notices, demands and consents required or desired to be given hereunder shall be in writing and shall be validly given or made (and effective) if served personally, delivered by a nationally recognized overnight courier service, or deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, to the following addresses:

If to Landlord:	Wynn Las Vegas, LLC 3131 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: Legal Department Telephone: 702-770-2111 Facsimile: 702-770-1520

If to Tenant:	Wynn Gallery, LLC 3131 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: Legal Department Telephone: 702-770-2111 Facsimile: 702-770-1520

Either party may change its address for the purpose of receiving notices by providing written notice to the other.

24.5 The various rights, options, elections and remedies of Landlord contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

24.6 The terms, provisions, covenants and conditions contained in this Lease shall apply to, bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, as permitted in Section 17 hereof. Without limiting the generality of the foregoing, the terms of this Lease, including, without limitation Section 16 hereof, shall inure to the benefit of and be enforceable by the Administrative Agent (as defined in the Bank Credit Agreement), any successor representative of the Lenders (as defined in the Bank Credit Agreement), or any Person to whom the Administrative Agent or such Lenders transfer their interest in the Deed of Trust.

24.7 If any term, covenant or condition of this Lease, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Lease, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

24.8 Time is of the essence of this Lease and all of the terms, covenants and conditions hereof.

24.9 This Lease contains the entire agreement between the parties and cannot be changed or terminated orally.

24.10 Nothing contained herein shall be deemed to create any partnership, joint venture, agency or other relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.11 The captions are descriptive only and for convenience in reference to this Lease and in no way whatsoever define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

24.12 The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Lease. Each party hereto consents to, and waives any objection to, Clark County, Nevada as the proper and exclusive venue for any disputes arising out of or relating to this Lease or any alleged breach thereof. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage.

24.13 In the event Tenant now or hereafter shall consist of more than one Person, then and in such event, all such Persons shall be jointly and severally liable as Tenant hereunder.

24.14 Landlord and Tenant shall execute, and Landlord shall cause to be recorded, a memorandum of this Lease in form and substance mutually agreeable to the parties; provided, however, that a memorandum of termination of Lease in form and substance mutually agreeable to the parties shall also be executed by the parties, shall be held by Landlord, and shall be recorded by Landlord upon termination of the Lease.

24.15 All necessary actions have been taken under the parties’ respective organizational documents to authorize the individuals signing this Lease on behalf of the respective parties to do so.

24.16 The prevailing party in any action regarding this Lease shall be entitled to receive its costs and legal expenses including, without limitation, reasonable attorneys’ fees, whether such action is prosecuted to judgment or not.

24.17 Landlord and Tenant each represents and warrants to the other that it has not entered into any written contractual arrangement with, or promised to pay any broker’s fee, finder’s fee, commission or other similar compensation to, or otherwise agreed to compensate, any real estate agent or broker in connection with this transaction. Landlord and Tenant each agrees to indemnify, defend, save and hold the other harmless from and against all loss, cost and expense incurred by reason of the breach of the foregoing representation and warranty arising from any claim for compensation founded upon or as a result of acts asserted to have been performed on their respective behalf. Such indemnification obligation shall survive any termination of the Lease.

24.18 Landlord and Tenant agree to maintain the confidentiality of all terms and provisions of this Lease, as well as all discussions and negotiations relating to any of the foregoing and any and all documents, data or other information that may be generated in relation thereto, except that each party hereto may disclose the foregoing described information in connection with obtaining legal or financial advice from such party’s attorneys, accountants or financial advisors, or pursuant to due diligence conducted in connection with the obtaining of financing by either party hereto (including, without limitation, delivery of estoppel certificates), provided that any recipient of such information is notified of its confidential nature. The foregoing obligations apply to all principals, directors, officers, managers, members, employees, agents and representatives of the undersigned parties, except that such obligations do not apply to the extent that such information is (a) required to be disclosed by Applicable Law, or (b) was already in the possession of the receiving party, or (c) becomes generally available to the public other than as a result of disclosure by either of the undersigned or their respective representatives, or (d) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party, or (e) is furnished to third parties who execute a confidentiality agreement concerning the information furnished.

24.19 This Lease may be executed in one or more counterparts, all of which executed counterparts shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

24.20 It is understood and agreed that neither this Lease nor any interest herein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any state of federal insolvency, bankruptcy or inheritance act, or any similar law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of creditors, heirs, legatees, devisees, or any other Person whomsoever without the prior written consent of Landlord.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above-written.

“Landlord”		“Tenant”

Wynn Las Vegas, LLC,		Wynn Gallery, LLC,
a Nevada limited liability company		a Nevada limited liability company

By:	Wynn Resorts Holdings, LLC	By:	Wynn Resorts, Limited,
	a Nevada limited liability company, its sole member		a Nevada corporation, its sole member

By:	Wynn Resorts, Limited,	By:	/s/ John Strzemp
	a Nevada corporation,	Name:	John Strzemp
	its sole member	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Marc D. Schorr
Name:	Marc D. Schorr
Title:	Chief Operating Officer